Exhibit 5.1


                          [LATHAM & WATKINS LETTERHEAD]




                                                     September 11, 2003


Geron Corporation
230 Constitution Drive
Menlo Park, California 94025


                  Re: Registration of 200,000 shares of common stock, par value $0.001 per share, of Geron Corporation, pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration for resale of an aggregate of 200,000 shares of common stock, par value $0.001 per share, of Geron Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on September 11, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The shares being registered for resale include: (i) an aggregate of 100,000 shares of common stock which are issuable upon exercise of (A) a Warrant to Purchase 50,000 Shares of Common Stock, dated September 4, 2002, issued to Burrill & Company LLC ("Burrill & Company") and (B) a Warrant to Purchase 50,000 Shares of Common Stock, dated March 12, 2003, issued to Burrill & Company and (ii) 100,000 shares of common stock which are issuable upon exercise of a Warrant to Purchase Common Stock, dated August 16, 2002, issued to Lazard Freres & Co. LLC ("Lazard Freres"). The warrants issued to Burrill & Company and Lazard Freres are collectively referred to herein as the "Warrants."

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any jurisdiction or any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that, as of the date hereof, the shares of common stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance, and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

         With your consent, to the extent that the obligations of the Company under the Warrants may be dependent upon such matters, we have assumed for purposes of this letter that each of the parties to the Warrants, other than the

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Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to execute, deliver and perform its obligations under the Warrants; and (c) the terms of the Warrants as executed and delivered are as described in the Registration Statement.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."



                                                     Very truly yours,

                                                     /s/ Latham & Watkins




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